Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS SECOND QUARTER 2019 RESULTS

Lake Forest, IL, July 24, 2019 – Packaging Corporation of America (NYSE: PKG) today reported second quarter 2019 net income of $194 million, or $2.04 per share. Second quarter net sales were $1.8 billion in both 2019 and 2018.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	June 30,
	2019	2018	Change
Reported Diluted EPS	$2.04	$1.97	$0.07
Special Items Expense (1)	—	0.11	(0.11)
Diluted EPS excluding Special items	$2.04	$2.08	$(0.04)

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the second quarter of 2018 include $.11 per share of special items expense primarily for certain costs related to discontinuing paper operations associated with the previously announced conversion of the No. 3 paper machine at our Wallula, Washington mill to linerboard.

The ($.04) per share decrease in second quarter 2019 earnings compared to second quarter 2018, excluding special items, was driven primarily by higher operating costs ($.27), higher converting costs ($.05), lower Paper segment volume ($.04), higher annual outage expenses ($.06), and a higher tax rate ($.01). These items were partially offset by higher Packaging segment volume $.09 and prices and mix $.08, higher Paper segment prices and mix $.16, lower Wallula No. 3 paper machine conversion-related costs $.04, and lower freight costs $.02.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	June 30,
	2019	2018
Segment income (loss)
Packaging	$263.9	$273.2
Paper	38.8	16.2
Corporate and Other	(22.3)	(19.8)
	$280.4	$269.6

Segment income (loss) excluding special items
Packaging	$263.9	$278.6
Paper	38.8	24.4
Corporate and Other	(22.3)	(19.6)
	$280.4	$283.4

EBITDA excluding special items
Packaging	$348.6	$362.8
Paper	48.2	37.7
Corporate and Other	(20.6)	(18.2)
	$376.2	$382.3

In the Packaging segment, total corrugated products shipments with one less workday were down (1.3)% and shipments per day were up 0.3% over last year’s second quarter. Containerboard production was 1,063,000 tons, and containerboard inventory was down 5,000 tons from the first quarter of 2019 and up 29,000 tons compared to the second quarter of 2018. In the Paper segment, compared to the second quarter of 2018, sales volume was 13% lower and production volume was 6% lower, primarily due to discontinuing the paper business at the Wallula Mill.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “In our Packaging segment, we continued to run our containerboard system to demand, and our mills supplied the necessary containerboard to achieve a second quarter record for box shipments per day while lowering our inventory from first quarter levels. Average prices and mix were above last year, although export prices and the published domestic containerboard prices did move lower during the quarter. In the Paper segment, volumes for our office paper and converting grades were slightly above the second quarter of 2018. Prices and mix continued to move higher early in the quarter, but we began to see some softening late in the quarter. Overall, we were able to deliver solid results despite on-going increases with labor-related costs as well as several indirect operating expenses across the Company that negatively impacted us during the quarter.”

“Looking ahead to the third quarter,” Mr. Kowlzan added, “in our Packaging segment we expect seasonally higher containerboard and corrugated products shipments, with lower prices as a result of the published domestic containerboard price decreases, and lower export prices. In the Paper segment, volume should be seasonally stronger, but prices and mix are expected to move lower. Converting and other costs should be slightly higher, but operating costs and scheduled maintenance outage costs should be lower. Considering these items, we expect third quarter earnings of $1.91 per share.”

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We do not currently expect special items to have a significant effect on third quarter earnings. However, additional special items may arise due to third quarter events.

PCA is the third largest producer of containerboard products and the third largest producer of uncoated freesheet paper in the North America. PCA operates eight mills and 94 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 2nd Quarter 2019 Earnings Conference Call

Conference ID:  8594367

WHEN:	Thursday, July 25, 2019 at 9:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45 a.m. Eastern Time

Conference Call Leader:  Mr. Mark Kowlzan

WEBCAST INFO:	http://www.packagingcorp.com; Investor Relations

REBROADCAST DATES:	July 25, 2019 2:00 p.m. Eastern Time through August 8, 2019 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)

Passcode:  8594367

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019	2018		2019		2018
Net sales	$1,759.9	$1,767.5		$3,493.6		$3,458.1
Cost of sales	(1,332.0)	(1,346.9)	(2)	(2,644.3)	(1)	(2,681.4)	(2)
Gross profit	427.9	420.6		849.3		776.7
Selling, general, and administrative expenses	(143.7)	(137.7)		(283.7)		(272.6)
Other expense, net	(3.8)	(13.3)	(2)	(9.8)	(1)	(21.6)	(2)
Income from operations	280.4	269.6		555.8		482.5
Non-operating pension expense	(2.0)	(0.5)		(4.1)		(1.1)
Interest expense, net	(22.4)	(23.8)		(46.4)		(49.6)
Income before taxes	256.0	245.3		505.3		431.8
Provision for income taxes	(62.4)	(58.7)		(124.9)		(105.1)
Net income	$193.6	$186.6		$380.4		$326.7

Earnings per share:
Basic	$2.05	$1.98		$4.03		$3.46
Diluted	$2.04	$1.97		$4.02		$3.46

Computation of diluted earnings per share under the two class method:
Net income	$193.6	$186.6	$380.4	$326.7
Less: Distributed and undistributed income available to participating securities	(1.5)	(1.4)	(2.9)	(2.5)
Net income attributable to PCA shareholders	$192.1	$185.2	$377.5	$324.2
Diluted weighted average shares outstanding	94.0	93.8	94.0	93.8
Diluted earnings per share	$2.04	$1.97	$4.02	$3.46

Supplemental financial information:
Capital spending	$92.1	$165.9	$170.9	$273.9
Cash balance	$569.4	$199.6	$569.4	$199.6

(1)

The six months ended June 30, 2019 include $0.6 million of charges related to the announced second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to a high-performance 100% virgin kraft linerboard machine. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

(2)	The three and six months ended June 30, 2018 include the following:

a.

$13.6 million and $22.4 million, respectively, of charges related to the announced second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to a high-performance 100% virgin kraft linerboard machine. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

b.

$0.2 million and $0.5 million, respectively, of charges consisting of closure costs related to corrugated products facilities and a corporate administration facility, which were recorded in “Other expense, net” and “Cost of sales”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Segment sales
Packaging	$1,504.6	$1,496.2	$2,982.2	$2,899.1
Paper	237.8	250.8	477.5	520.2
Corporate and Other	17.5	20.5	33.9	38.8
	$1,759.9	$1,767.5	$3,493.6	$3,458.1

Segment income (loss)
Packaging	$263.9	$273.2	$513.4	$497.9
Paper	38.8	16.2	84.4	23.5
Corporate and Other	(22.3)	(19.8)	(42.0)	(38.9)
Income from operations	280.4	269.6	555.8	482.5
Non-operating pension expense	(2.0)	(0.5)	(4.1)	(1.1)
Interest expense, net	(22.4)	(23.8)	(46.4)	(49.6)
Income before taxes	$256.0	$245.3	$505.3	$431.8

Segment income (loss) excluding special items (1)
Packaging	$263.9	$278.6	$513.8	$503.4
Paper	38.8	24.4	84.6	40.5
Corporate and Other	(22.3)	(19.6)	(42.0)	(38.5)
	$280.4	$283.4	$556.4	$505.4

EBITDA excluding special items (1)
Packaging	$348.6	$362.8	$682.4	$670.8
Paper	48.2	37.7	103.1	69.0
Corporate and Other	(20.6)	(18.2)	(38.7)	(35.7)
	$376.2	$382.3	$746.8	$704.1

 ____________

(1)

Segment income (loss) excluding special items, earnings before non-operating pension expense, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Packaging
Segment income	$263.9	$273.2	$513.4	$497.9
Wallula mill restructuring	—	5.4	0.4	5.4
Facilities closure and other costs	—	—	—	0.1
Segment income excluding special items (1)	$263.9	$278.6	$513.8	$503.4

Paper
Segment income	$38.8	$16.2	$84.4	$23.5
Wallula mill restructuring	—	8.2	0.2	17.0
Segment income excluding special items (1)	$38.8	$24.4	$84.6	$40.5

Corporate and Other
Segment loss	$(22.3)	$(19.8)	$(42.0)	$(38.9)
Facilities closure and other costs	—	0.2	—	0.4
Segment loss excluding special items (1)	$(22.3)	$(19.6)	$(42.0)	$(38.5)

Income from operations	$280.4	$269.6	$555.8	$482.5

Income from operations, excluding special items (1)	$280.4	$283.4	$556.4	$505.4

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	June 30,
	2019				2018
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$256.0	$(62.4)	$193.6	$2.04	$245.3	$(58.7)	$186.6	$1.97
Special items (2):
Wallula mill restructuring	—	—	—	—	13.6	(3.4)	10.2	0.11
Facilities closure and other costs	—	—	—	—	0.2	—	0.2	—
Total special items	—	—	—	—	13.8	(3.4)	10.4	0.11
Excluding special items	$256.0	$(62.4)	$193.6	$2.04	$259.1	$(62.1)	$197.0	$2.08

	Six Months Ended
	June 30,
	2019				2018
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$505.3	$(124.9)	$380.4	$4.02	$431.8	$(105.1)	$326.7	$3.46
Special items (2):
Wallula mill restructuring	0.6	(0.1)	0.5	—	22.4	(5.6)	16.8	0.18
Facilities closure and other costs	—	—	—	—	0.5	(0.1)	0.4	—
Total special items	0.6	(0.1)	0.5	—	22.9	(5.7)	17.2	0.18
Excluding special items	$505.9	$(125.0)	$380.9	$4.02	$454.7	$(110.8)	$343.9	$3.64

 ____________

(1)

Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension expense, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$193.6	$186.6	$380.4	$326.7
Non-operating pension expense	2.0	0.5	4.1	1.1
Interest expense, net	22.4	23.8	46.4	49.6
Provision for income taxes	62.4	58.7	124.9	105.1
Depreciation, amortization, and depletion	95.8	104.1	190.6	212.2
EBITDA (1)	$376.2	$373.7	$746.4	$694.7
Special items:
Wallula mill restructuring	—	8.6	0.4	9.3
Facilities closure and other costs	—	—	—	0.1
EBITDA excluding special items (1)	$376.2	$382.3	$746.8	$704.1

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Packaging
Segment income	$263.9	$273.2	$513.4	$497.9
Depreciation, amortization, and depletion	84.7	84.5	168.8	167.7
EBITDA (1)	348.6	357.7	682.2	665.6
Wallula mill restructuring	—	5.1	0.2	5.1
Facilities closure and other costs	—	—	—	0.1
EBITDA excluding special items (1)	$348.6	$362.8	$682.4	$670.8

Paper
Segment income	$38.8	$16.2	$84.4	$23.5
Depreciation, amortization, and depletion	9.4	18.0	18.5	41.3
EBITDA (1)	48.2	34.2	102.9	64.8
Wallula mill restructuring	—	3.5	0.2	4.2
EBITDA excluding special items (1)	$48.2	$37.7	$103.1	$69.0

Corporate and Other
Segment loss	$(22.3)	$(19.8)	$(42.0)	$(38.9)
Depreciation, amortization, and depletion	1.7	1.6	3.3	3.2
EBITDA (1)	(20.6)	(18.2)	(38.7)	(35.7)
EBITDA excluding special items (1)	$(20.6)	$(18.2)	$(38.7)	$(35.7)

EBITDA excluding special items (1)	$376.2	$382.3	$746.8	$704.1

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.